UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 21, 2013

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-12928	38-3148187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31850 Northwestern Highway

Farmington Hills, Michigan 48334

(Address of principal executive offices)

Registrant's telephone number, including area code: (248) 737-4190

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 21, 2013, Agree Realty Corporation (the “Company”) and Agree Limited Partnership, for which the Company is the sole general partner, entered into an Underwriting Agreement with Citigroup Global Markets Inc. (the “Underwriting Agreement”) relating to the issuance and sale of 1,650,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share. The Company expects to receive net proceeds from this offering of approximately $48.7 million, after deducting estimated offering expenses payable by the Company.

The Company granted the underwriter an option, exercisable for 30 days after the date of the Underwriting Agreement, to purchase from time to time up to an aggregate of 247,500 additional shares of common stock at a price of $29.55 per share.

The offering closed on November 27, 2013, and the Company issued the Shares pursuant to the Company’s registration statement on Form S-3 (File No. 333-184095), which was declared effective by the Securities and Exchange Commission on October 15, 2012.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of November 21, 2013, among Agree Realty Corporation, Agree Limited Partnership and Citigroup Global Markets Inc.

5.1	Opinion of Hunton & Williams LLP regarding legality of the shares

8.1	Opinion of Hunton & Williams LLP regarding tax matters

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1 and Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

Dated: November 27, 2013	BY:	/s/ Alan D. Maximiuk
Alan D. Maximiuk
Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of November 21, 2013, among Agree Realty Corporation, Agree Limited Partnership and Citigroup Global Markets Inc.

5.1	Opinion of Hunton & Williams LLP regarding legality of the shares

8.1	Opinion of Hunton & Williams LLP regarding tax matters

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1 and Exhibit 8.1)